    As filed with the Securities and Exchange Commission on July 15, 1999.

                                                         Registration No. 333-
--------------------------------------------------------------------------------


                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM S-8

                            REGISTRATION STATEMENT
                                     under
                          THE SECURITIES ACT OF 1933

                 SICOR INC. (formerly named Gensia Sicor Inc.)
--------------------------------------------------------------------------------
            (Exact name of registrant as specified in its charter)


              Delaware                                        33-0176647
         -----------------                                -------------------
   (State or other jurisdiction of                         (I.R.S. Employer
   incorporation or organization)                         Identification No.)

              19 Hughes
         Irvine, California                                      92618
         ------------------                               -------------------
(Address of Principal Executive Offices)                       (Zip Code)


         AMENDED AND RESTATED SICOR INC. 1997 LONG-TERM INCENTIVE PLAN
         -------------------------------------------------------------
                           (Full title of the plan)

                                                  Copy to:

         WESLEY N. FACH                       THOMAS E. SPARKS, JR.
   Vice President, Senior Legal            Pillsbury Madison & Sutro LLP
      Counsel and Secretary                       P.O. Box 7880
           SICOR Inc.                         San Francisco, CA 94120
           19 Hughes                                (415) 983-1000
                                              -----------------------
     Irvine, California 92618
         (949) 455-4700
     ------------------------
     (Name, address and telephone
     number, including area code,
        of agent for service)

                        CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------------------------------------
   Title of Securities To Be      Amount To Be            Proposed            Proposed Maximum         Amount of
         Registered              Registered (1)       Maximum Offering        Aggregate Offering    Registration Fee
                                                     Price per Share (2)           Price (2)
---------------------------------------------------------------------------------------------------------------------
 Common Stock, $.01 par          1,600,000 shares          $4.266                 $6,825,040            $1,897.37
 value, including related
 Series I Participating
 Preferred Stock Purchase
 Rights
---------------------------------------------------------------------------------------------------------------------

(1)   Calculated pursuant to General Instruction E to Form S-8.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457, upon the average of the high and low prices as reported on the Nasdaq National Market on July 12, 1999.

                               _________________

      The Registration Statement shall become effective upon filing in accordance with Rule 462 under the Securities Act of 1933.

--------------------------------------------------------------------------------

                               Page 1 of 7 Pages
                        Exhibit Index Appears on Page 5

      INFORMATION REQUIRED PURSUANT TO GENERAL INSTRUCTION E TO FORM S-8
      ------------------------------------------------------------------


General Instruction E Information

    This Registration Statement is being filed for the purpose of increasing the number of securities of the same class as other securities for which a Registration Statement of the Registrant on Form S-8 relating to the same employee benefit plan is effective.

    Registrant's Form S-8 Registration Statements filed with the Securities and Exchange Commission on April 4, 1997 (File No. 333-24597), October 27, 1997 (File No. 333-38815) and August 28, 1998 (File No. 333-62461) are hereby incorporated by reference.


               Incorporation of Certain Documents by Reference.
               -----------------------------------------------

    The following documents filed by Registrant with the Securities and Exchange Commission are incorporated by reference in this Registration Statement:

    (1) Annual Report on Form 10-K (File No. 0-18549), for the fiscal year ended December 31, 1998;

    (2) Registrant's Quarterly Report on Form 10-Q, for the quarter ended March 31, 1999;

    (3) The description of Registrant's Common Stock contained in Registrant's Registration Statement on Form 8-A; and

    (4) The description of the Preferred Stock Purchase Rights for Series I Participating Preferred Stock, par value $.01 per share of the Registrant contained in its Registration Statement on Form 8-A.

    In addition, all documents subsequently filed by Registrant pursuant to
Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

                                  SIGNATURES
                                  ----------

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on June 16, 1999.

                              SICOR INC.



                              By /s/ Carlo Salvi
                                 -------------------------------------
                                     Carlo Salvi
                                 President and Chief Executive Officer


                               POWER OF ATTORNEY
                               -----------------

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Carlo Salvi, John W. Sayward or Wesley N. Fach, and each of them, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute or substitutes, may do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:

    Signature                              Title                       Date
    ---------                              -----                       ----
/s/ Carlo Salvi               President, Chief Executive Officer     June 16, 1999
--------------------------
    Carlo Salvi               and Director (Principal Executive
                              Officer)

/s/ John W. Sayward           Director and Executive Vice            June 16, 1999
--------------------------
    John W. Sayward           President, Finance, Chief Financial
                              Officer and Treasurer (Principal
                              Financial Officer and Principal
                              Accounting Officer)

_________________________     Chairman of the Board of               _____________
    Donald E. Panoz           Directors

/s/ Frank C. Becker           Director                               June 16, 1999
--------------------------
    Frank C. Becker

    Signature                              Title                       Date
    ---------                              -----                       ----
/s/ Michael D. Cannon         Director                               June 16, 1999
--------------------------
    Michael D. Cannon

__________________________    Director                               _____________
    GianPaolo Colla

__________________________    Director                               _____________
    Herbert J. Conrad

/s/ Carlos A. Ferrer          Director                               June 16, 1999
--------------------------
    Carlos A. Ferrer

__________________________    Director                               _____________
    Carlo Ruggeri

                               INDEX TO EXHIBITS
                               -----------------


Exhibit
Number                       Exhibit
------    ----------------------------------------------------------------


 5.1 Opinion of Pillsbury Madison & Sutro LLP regarding legality of securities to be offered.

 10.1     Amended and Restated SICOR Inc. 1997 Long-Term Incentive Plan.

 23.1     Consent of Ernst & Young LLP, Independent Auditors.

 23.3     Consent of Pillsbury Madison & Sutro LLP (included in Exhibit 5.1).

 24.1     Power of Attorney (see page 3).